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                                                                    EXHIBIT 10.7


                            TeleSensory Corporation

                   1996 EMPLOYEE PROFIT SHARING PLAN (EPSP)


Participation       Every employee in Grades 1-9 who is hired on or before the first working day of a fiscal quarter, and who remains an
                    employee through the last working day of that quarter, is a
                    Participant in the Plan for that quarter. Each quarter is
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                    treated separately.


Your Share          Each full-time Participant will be entitled to a profit-
                    sharing bonus equivalent to 10 hours pay (or one-quarter of weekly salary, for salaried employees), if the Company
                    achieves its Profit Plan for the quarter. That means that if
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                    we achieve our Profit Plan for the full year, your total
                    bonus will have been one week's salary, or more if we do better than our Profit Plan.

More or Less?       If the Company makes more profit than planned in any
                    quarter, the amount of bonus you receive will be increased.
                    If the Company makes less profit than planned, the amount of bonus will be decreased. If you would like to see the formula as to how this will be computed, ask Human Resources for a copy.

When Paid           The bonus amounts will be paid at the first pay date
                    following the 20th of the following month. For example, for the first quarter, bonuses will be paid with the first paycheck following April 20.

Communication       We will keep you informed, at the all-company meetings,
                    about the company's progress in achieving its Profit Plan.
                    So, you will know along the way how we are doing, and how much bonus you are likely to get.

What About
"Status Changes?"   If you get a promotion or a raise, your bonus under this
                    Plan will be paid at your pay rate in effect at the end of the quarter. In other words, you would get a higher bonus.